Exhibit 99.2

 MAY 17, 2018  NASDAQ: RBNC  Annual Meeting of Shareholders

 Forward Looking Statement  Statements in this presentation relating to Reliant Bancorp, Inc.’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this presentation are made as of the date of the release and the Company does not assume any responsibility to update these statements.

2017 Highlights

- Record loans, deposits and assets
- Achieved $1 billion in assets in second quarter
- Cash dividend increased 9% to $0.24 per share
- Strengthened capital base through earnings growth, exercise of stock options, and $25 million private placement
- Announced Community First merger in August, completed January 1, 2018
- Aligned brand under Reliant name with corporate name change and new symbol – RBNC
- Opened Chattanooga LPO in March

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Reliant BANCORP, INC.

 RBNC stock rose 20.7% in 2017  Total Return Stock Performance  Total Return Stock Performance

Community First Merger

- Created 4th largest bank by assets headquartered in Middle Tennessee
- Added 7 full-service branch locations
- #2 market share in Maury County
- #1 market share in Hickman County
- Completed core conversion of 23,000 accounts
- Strengthened leadership with addition of Community First team members
- Rebranded to Reliant Bank

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Reliant BANCORP, INC.

Reliant Bank Today



ROBERTSON
Clarksville
MONTGOMERY
24
Springfield
SUMNER
Gallatin
CHEATHAM
DAVIDSON
Ashland City
Nashville
Lebanon
40
WILSON
DICKSON
Dickson
Brentwood
WILLIAMSON
Franklin
Murfreesboro
HICKMAN
65
RUTHERFORD
MAURY
Columbia
HAMILTON
Chattanooga
RBNC Branches (8)
Community First Branches (7)
RBNC Mortgage LPO (1)
RBNC LPO (2)

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 Population Growth Projection 2018-2030  County Ranking  County  % Growth by 2030  1  Williamson  28.4%  2  Rutherford  28.1%  5  Sumner  17.9%  9  Maury  13.9%  10  Robertson  12.9%  14  Davidson  11.8%  25  Hamilton  8.8%  54  Hickman  1.8%

 First Quarter 2018 Highlights  Record net income up 82% to $3.7 million, $.33 per share Return on average assets – 0.93% Return on average equity – 7.43%Loans up 59% to $1.1 billionDeposits rose 63% to $1.3 billionAssets increased 67% to $1.6 billionStrong net interest margin 3.79%Superior asset quality and low charge-offsStrong capital = all ratios exceed regulatory targets for “well capitalized”Positioned for further growth, profitability

Strategy for 2018

- Maintain focus on strong, profitable organic growth
- Grow core deposits
- Full service office in Murfreesboro (Q3) and Chattanooga (Q4)
- Continue to add lending talent
- Remain committed to superior asset quality
- Improve operating efficiency following Community First integration
- Enhance digital experience – new website (May 1), on-line account opening
- Strategic M&A opportunities

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Reliant BANCORP, INC.

NASDAQ: RBNC